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                              UNITED STATES OF AMERICA
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                    Form 8-K

                                  CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  July 31, 1997

                            First Financial Bancorp, Inc.
                    --------------------------------------------
              (Exact name of registrant as specified in its charter)

        Delaware                    0-22394                 36-3899034
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    (State or other         (Commission File No.)       (I.R.S. Employer
    jurisdiction of                                    Identification No.)
    incorporation)


Registrant's telephone number, including area code:    (815) 544-3167
                                                      ----------------



                               Not Applicable
           ---------------------------------------------------
      (Former name or former address, if changed since last report)

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Item 5.  Other Events
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On July 31, 1997, the Registrant announced earnings for the quarter ended June
30, 1997.  Further information can be found in the press release, attached as
Exhibit 1.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

           (a)     Exhibits

                    1.     Press Release, dated July 31, 1997.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                FIRST FINANCIAL BANCORP, INC.



DATE:  July 31, 1997               By: /c/ Steven C. Derr
                                      -----------------------------
                                      Steven C. Derr President and
                                      Chief Executive Officer
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                                 EXHIBIT 1
                               Press Release
                           dated  July 31, 1997

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                                NEWS RELEASE

Date:     July 31, 1997              Contact:    Steven C. Derr
                                                 President and
                                                 Chief Executive Officer
From:     First Financi al Bancorp, Inc.         (815) 544-3167
          121 East Locust Street
          Belvidere, IL 61008

          Holding Company for:
          First Federal Savings Bank


FOR IMMEDIATE RELEASE:


     FIRST FINANCIAL BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Belvidere, Illinois, July 31, 1997 -- First Financial Bancorp, Inc. announced earnings today of $140,000, or $0.34 per share for the three months ended
June 30, 1997, exclusive of charges related to restructuring the Company's balance sheet and charges for upcoming computer system conversions.
This represents an increase of $0.04 per share, from the quarter ended
June 30, 1996. Including the aforementioned charges, the Company had a loss of $194,000 for the quarter, or $0.48 per share. For the six months ended June 30, 1997 earnings totaled $290,000, or $0.71 per share, exclusive of the items previously mentioned. This is an increase of $140,000 from the $150,000 net income for the six months ended June 30, 1996. Including the charges, the Company had a net loss for the six months ended June 30, 1997 of $44,000, or $0.11 per share.

The Company took actions during the second quarter of 1997 designed to reduce interest rate risk, position itself for improved net interest margin and diversify the Company's earnings base. Specifically, fixed rate mortgage loans with an amortized cost of $20.0 million and mortgage-backed securities and collateralized mortgage obligations available for sale with an amortized cost of $7.2 million were sold for a combined loss, net of tax, of $262,000. In addition, Federal Home Loan Bank of Chicago advances in the amount of $7.5 million were prepaid with an early extinguishment charge of $24,000, net of tax. In addition to the restructuring charges, non-interest expenses increased $92,000 for the three months ended June 30 ,1997 to $672,000 from $580,000, and $36,000 for the six months ended June 30, 1997 to $1.26 million from $1.23 million. Of these increases, $76,000 is directly attributable to charges associated with a core account processing system upgrade to be completed in November 1997.

Total assets decreased $10.0 million to $84.5 million at June 30, 1997 from $94.5 million at December 31, 1996. The decrease was the result of the balance sheet restructuring program. The balance of the proceeds from the asset sales over the advance prepayments was reinvested in short term securities and interest-earning deposits for future investment in diversified loan production.

First Financial Bancorp, Inc. is the holding company for First Federal Savings Bank which has two full service offices in Belvidere, Illinois.
First Federal has served the Belvidere area for 75 years since opening in 1922. First Financial Bancorp, Inc. is traded on the Nasdaq Small Cap Market under the symbol FFBI.

This announcement contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties, including interest rate risk, credit risk, economic risks, and other factors described from time to time in the Company's publicly available filings. Such risks could cause the actual results to differ materially.